Exhibit 24.2
Power of Attorney
     Each of the undersigned hereby constitutes and appoints Brian C. Henry, Kenneth W. Johnson and Peter J. Ungaro, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities which the undersigned may now or hereafter have with Cray Inc., to sign any or all amendments or post-effective amendments to the Registration Statement which was previously filed by Cray Inc. and which has SEC File No. 333-57972, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Cray Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this power of attorney has been duly signed by the following persons in the respective capacities indicated below on July 10, 2006.

/s/ Peter J. Ungaro
Peter J. Ungaro	President, Chief Executive Officer and Director

/s/ Brian C. Henry Brian C. Henry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Kenneth D. Roseilli Kenneth D. Roselli	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ William C. Blake William C. Blake	Director

/s/ John B. Jones, Jr. John B. Jones, Jr.	Director

/s/ Kenneth W. Kennedy, Jr. Kenneth W. Kennedy, Jr.	Director

/s/ Stephen C. Kiely Stephen C. Kiely	Director

/s/ Frank L. Lederman Frank L. Lederman	Director

/s/ Sally G. Narodick Sally G. Narodick	Director

/s/ Daniel C. Regis Daniel C. Regis	Director

/s/ Stephen C. Richards Stephen C. Richards	Director